PIMCO INCOME STRATEGY FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Income Strategy Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts;

WHEREAS, Craig A. Dawson resigned as a Trustee of the Trust, effective January 1, 2019; and

WHEREAS, the Board nominated and appointed Sarah E. Cogan as a Trustee of the Trust, effective January 1, 2019; and

WHEREAS, the Board nominated and appointed David N. Fisher as a Trustee of the Trust, effective January 1, 2019;

NOW, THEREFORE, as a result of the foregoing Trustee resignation and nominations and appointments, the nine (9) Trustees of the Trust are:

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	650 Newport Center Drive Newport Beach, CA 92660

Bradford K. Gallagher	1633 Broadway
New York, New York 10019

James A. Jacobson	1633 Broadway
New York, New York 10019

Hans W. Kertess	1633 Broadway
New York, New York 10019

John C. Maney	650 Newport Center Drive
Newport Beach, CA 92660

William B. Ogden, IV	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this ______ day of January, 2019, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Wu-Kwan Kit, Secretary

Signature Page – PIMCO Income Strategy Fund